Exhibit 99.1

Concho Resources Inc. Reports Second-Quarter 2020 Results
Midland, Texas, July 29, 2020 - Concho Resources Inc. (NYSE: CXO) today reported financial and operating results for second-quarter 2020.
Second-Quarter 2020 Highlights

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Generated cash flow from operating activities of $689 million. Operating cash flow before working capital changes (non-GAAP) totaled $550 million, exceeding capital expenditures of $312 million and resulting in $238 million of free cash flow (non-GAAP).

•	Delivered oil production volumes of 200 MBopd.

•	Demonstrated excellent cost control, driving an increase in the Company’s full-year 2020 operating and G&A cost reduction target to more than $135 million.

•	Continued to capture efficiency gains, resulting in a further reduction in the Company’s outlook for well costs.

•	Quickly aligned drilling and completion activity with prevailing market conditions, with capital spending down 44% as compared to first-quarter 2020.

•	Reported net loss of $435 million, or $2.23 per share. Adjusted net income (non-GAAP) was $223 million, or $1.13 per share.

•	Generated $632 million of adjusted EBITDAX (non-GAAP).
See “Supplemental Non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as reconciliations of these measures to the associated GAAP (as defined herein) measures.
Tim Leach, Chairman and Chief Executive Officer, commented, “Our organization continues to deliver solid results despite an extremely challenging environment. Across our key initiatives, including reducing costs and improving productivity, the business performed very well and demonstrated our resilience. We remain focused on these initiatives as we position the company to deliver value over the long term.”
Second-Quarter 2020 Summary
Second-quarter 2020 oil production volumes totaled 200 thousand barrels per day (MBopd), compared with 206 MBopd produced in the same period a year ago. Natural gas production for second-quarter 2020 totaled 719 million cubic feet per day (MMcfpd). The Company’s total production for second-quarter 2020 was 319 thousand barrels of oil equivalent per day (MBoepd), compared with 329 MBoepd produced in the same period a year ago.
Concho’s average realized price for oil and natural gas for second-quarter 2020, excluding the effect of commodity derivatives, was $23.66 per Bbl and $0.68 per Mcf, respectively.
Net loss for second-quarter 2020 was $435 million, or $2.23 per share. Special items impacting earnings for the quarter included a $107 million gain on the disposition of assets as a result of the Company’s transaction with Solaris Midstream Holdings, LLC (“Solaris”), and $27 million of

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charges associated with the Company’s voluntary separation program. Excluding these and other special items, adjusted net income (non-GAAP) for second-quarter 2020 was $223 million, or $1.13 per share.
Increasing Cost Reduction Target
For second-quarter 2020, controllable costs totaled $7.49 per Boe, representing a 25% decrease year over year. Controllable costs include production expenses (consisting of lease operating and workover expenses), cash general and administrative (G&A) expenses (which excludes non-cash stock-based compensation) and interest expense.
The Company increased its full-year 2020 operating and G&A cost reduction target to more than $135 million, representing an incremental $35 million in annual savings as compared to the Company's prior target. With these additional savings, the Company expects to hold full-year 2020 controllable costs below $8.50 per Boe.
Quickly Reduced Development Activity
Concho is prudently and dynamically managing its capital program in response to challenging macroeconomic conditions, the severe decline in commodity prices and reduced demand for oil and natural gas. During second-quarter 2020, the Company averaged 11 rigs and four completion crews, as compared to 18 rigs and seven completion crews in first-quarter 2020. Capital expenditures for second-quarter 2020 totaled $312 million, representing a 44% decline as compared to first-quarter 2020. Capital expenditures refers to the Company’s additions to oil and natural gas properties on the Company’s condensed consolidated statements of cash flows.

Although Concho has reduced activity across its portfolio, the Company continues to focus on enhancing capital efficiency with sustainable drilling and completion cost savings and improved well productivity. As a result of these operational efficiencies and service cost deflation, the Company currently expects full-year 2020 well costs (drilling, completion and equipment) to average less than $800 per foot, which represents a $50 per foot decrease from the Company’s prior guidance and a 30% decrease in well costs year over year.
Generated Strong Cash Flow
The Company’s hedging strategy combined with excellent cost control resulted in strong cash flow generation during the quarter. For second-quarter 2020, cash flow from operating activities was $689 million, including $139 million in working capital changes. Operating cash flow before working capital changes (non-GAAP), which includes $30 million of cash charges associated with the Company’s voluntary separation program, was $550 million, exceeding second-quarter capital expenditures of $312 million.
Significant Financial Flexibility
Concho maintains a strong financial position with investment-grade credit ratings and substantial liquidity. At June 30, 2020, Concho had long-term debt of $4 billion, with no outstanding debt maturities until January 2025, no debt outstanding under its credit facility and $320 million in cash and cash equivalents.

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Following four consecutive quarters of free cash flow generation, the Company has reduced net debt (non-GAAP) by approximately $710 million since June 30, 2019 to $3.6 billion. The Company is targeting an additional $600 million reduction in net debt.
Hedge Position Mitigates Cash Flow Volatility
The Company’s commodity derivatives strategy mitigates Concho’s exposure to commodity price fluctuations. For the remainder of 2020, Concho has crude oil swap contracts covering approximately 143 MBopd and 28 MBopd at weighted average prices of $53 per Bbl WTI and $49 per Bbl Brent, respectively. Additionally, the Company has approximately 132 MBopd of Midland-Cushing oil basis swaps at a weighted average price of $(0.62) per Bbl, which mitigates exposure to field-level pricing weakness.
Please see the table under “Derivatives Information” below for detailed information about Concho’s current derivatives positions.
Outlook
The Company’s full-year 2020 production and capital expenditure expectations are unchanged at 197 MBopd and $1.6 billion, respectively. Controllable costs are forecasted to be approximately $250 million in the third and fourth quarters of 2020, and oil and gas production taxes are forecasted to be 8% to 10% of oil and gas revenues.
Second-Quarter 2020 Conference Call
Concho will host a conference call tomorrow, July 30, 2020, at 8:00 AM CT (9:00 AM ET) to discuss second-quarter 2020 results. The telephone number and passcode to access the conference call are provided below:
Dial-in: (844) 263-8298
Intl. dial-in: (478) 219-0007
Participant Passcode: 9499762
To access the live webcast and view the related earnings presentation, visit Concho’s website at www.concho.com. The replay will also be available on the Company’s website under the “Investors” section.
About Concho Resources
Concho Resources (NYSE: CXO) is one of the largest unconventional shale producers in the Permian Basin, with operations focused on safely and efficiently developing and producing oil and natural gas resources. We are working today to deliver a better tomorrow for our shareholders, people and communities. For more information about Concho, visit www.concho.com.

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Forward-Looking Statements and Cautionary Statements
The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “enable,” “strategy,” “intend," “positioned,” “foresee,” “plan,” “will,” “guidance,” “outlook,” “goal,” "target" or other similar expressions that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements, which generally are not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions and analyses made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, current plans, anticipated future developments, expected financings, the impact of the COVID-19 pandemic and the actions taken by regulators and third parties in response to such pandemic and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the risk factors and other information discussed or referenced in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact the Company’s business and financial condition. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Information on Concho’s website is not part of this press release.
Use of Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain financial measures that are not prepared in accordance with GAAP, including adjusted net income, adjusted earnings per share, adjusted EBITDAX, operating cash flow before working capital changes, free cash flow and net debt.
See “Supplemental Non-GAAP Financial Measures” below for a description and reconciliation of each non-GAAP measure presented in this press release to the most directly comparable financial measure calculated in accordance with GAAP. For future periods, the Company is unable to provide a reconciliation of net debt to the most comparable GAAP financial measures because the information needed to reconcile this measure is dependent on future events, many of which are outside management’s control. Additionally, estimating net debt to provide a meaningful reconciliation consistent with the Company’s policies for future periods is extremely

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difficult and requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking estimate of net debt is estimated in a manner consistent with the relevant definitions and assumptions noted herein.
INVESTOR RELATIONS
Megan P. Hays
Vice President of Investor Relations & Public Affairs
432.685.2533

MEDIA
Mary T. Starnes
Manager of Public Affairs & Corporate Responsibility Strategy
432.221.0477

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Concho Resources Inc.
Condensed Consolidated Balance Sheets
Unaudited

(in millions, except share and per share amounts)	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$320	$70
Accounts receivable, net:
Oil and natural gas	351	584
Joint operations and other	156	304
Inventory	27	30
Derivative instruments	467	6
Prepaid costs and other	46	61
Total current assets	1,367	1,055
Property and equipment:
Oil and natural gas properties, successful efforts method	26,913	28,785
Accumulated depletion and depreciation	(16,419)	(7,895)
Total oil and natural gas properties, net	10,494	20,890
Other property and equipment, net	448	437
Total property and equipment, net	10,942	21,327
Deferred income taxes	45	—
Deferred loan costs, net	6	7
Goodwill	—	1,917
Intangible assets, net	16	17
Noncurrent derivative instruments	80	11
Other assets	324	398
Total assets	$12,780	$24,732
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$52	$53
Revenue payable	172	268
Accrued drilling costs	191	386
Derivative instruments	6	112
Other current liabilities	339	363
Total current liabilities	760	1,182
Long-term debt	3,957	3,955
Deferred income taxes	—	1,654
Noncurrent derivative instruments	4	7
Asset retirement obligations and other long-term liabilities	139	152
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 authorized; 197,951,047 and 198,863,681 shares issued at June 30, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	14,543	14,608
Retained earnings (accumulated deficit)	(6,472)	3,320
Treasury stock, at cost; 1,243,576 and 1,175,026 shares at June 30, 2020 and December 31, 2019, respectively	(151)	(146)
Total stockholders’ equity	7,920	17,782
Total liabilities and stockholders’ equity	$12,780	$24,732

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Concho Resources Inc.
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2020	2019	2020	2019
Operating revenues:
Oil sales	$430	$1,049	$1,302	$1,984
Natural gas sales	44	78	94	247
Total operating revenues	474	1,127	1,396	2,231
Operating costs and expenses:
Oil and natural gas production	127	188	291	362
Production and ad valorem taxes	51	84	125	170
Gathering, processing and transportation	43	22	93	48
Exploration and abandonments	16	17	2,735	64
Depreciation, depletion and amortization	271	478	795	943
Accretion of discount on asset retirement obligations	2	2	4	5
Impairments of long-lived assets	—	868	7,772	868
Impairments of goodwill	—	—	1,917	—
General and administrative (including non-cash stock-based compensation of $17 and $23 for the three months ended June 30, 2020 and 2019, respectively, and $35 and $47 for the six months ended June 30, 2020 and 2019, respectively)	65	88	134	179
(Gain) loss on derivatives, net	514	(217)	(1,255)	842
Net (gain) loss on disposition of assets and other	(107)	2	(100)	1
Total operating costs and expenses	982	1,532	12,511	3,482
Loss from operations	(508)	(405)	(11,115)	(1,251)
Other income (expense):
Interest expense	(41)	(48)	(83)	(95)
Other, net	(18)	303	(213)	307
Total other income (expense)	(59)	255	(296)	212
Loss before income taxes	(567)	(150)	(11,411)	(1,039)
Income tax benefit	132	53	1,699	247
Net loss	$(435)	$(97)	$(9,712)	$(792)
Earnings per share:
Basic net loss	$(2.23)	$(0.48)	$(49.73)	$(3.98)
Diluted net loss	$(2.23)	$(0.48)	$(49.73)	$(3.98)

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Concho Resources Inc.
Earnings per Share
Unaudited

The Company uses the two-class method of calculating earnings per share because certain of the Company’s unvested share-based awards qualify as participating securities.
The Company’s basic earnings (loss) per share attributable to common stockholders is computed as (i) net income (loss) as reported, (ii) less participating basic earnings (iii) divided by weighted average basic common shares outstanding. The Company’s diluted earnings (loss) per share attributable to common stockholders is computed as (i) basic earnings (loss) attributable to common stockholders, (ii) plus reallocation of participating earnings (iii) divided by weighted average diluted common shares outstanding.
The following table reconciles the Company’s loss from operations and loss attributable to common stockholders to the basic and diluted loss used to determine the Company’s loss per share amounts for the periods indicated under the two-class method:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
Net loss as reported	$(435)	$(97)	$(9,712)	$(792)
Participating basic earnings (a)	—	—	(1)	—
Basic loss attributable to common stockholders	(435)	(97)	(9,713)	(792)
Reallocation of participating earnings	—	—	—	—
Diluted loss attributable to common stockholders	$(435)	$(97)	$(9,713)	$(792)

(a) Unvested restricted stock awards represent participating securities because they participate in nonforfeitable dividends or distributions with the common equity holders of the Company. Participating earnings represent the distributed and undistributed earnings of the Company attributable to the participating securities. Unvested restricted stock awards do not participate in undistributed net losses as they are not contractually obligated to do so.

The following table is a reconciliation of the basic weighted average common shares outstanding to diluted weighted average common shares outstanding for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Weighted average common shares outstanding:
Basic	195,285	199,185	195,305	199,184
Dilutive performance units	—	—	—	—
Diluted	195,285	199,185	195,305	199,184

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Concho Resources Inc.
Condensed Consolidated Statements of Cash Flows
Unaudited

	Six Months Ended June 30,
(in millions)	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,712)	$(792)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	795	943
Accretion of discount on asset retirement obligations	4	5
Impairments of long-lived assets	7,772	868
Impairments of goodwill	1,917	—
Exploration and abandonments	2,724	51
Non-cash stock-based compensation expense	35	47
Deferred income taxes	(1,699)	(247)
Net gain on disposition of assets and other non-operating items	(105)	(288)
(Gain) loss on derivatives, net	(1,255)	842
Net settlements received from (paid on) derivatives	616	(50)
Other	202	(10)
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	345	33
Prepaid costs and other	16	4
Inventory	2	1
Accounts payable	(1)	5
Revenue payable	(96)	5
Other current liabilities	(35)	(15)
Net cash provided by operating activities	1,525	1,402
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(868)	(1,699)
Changes in working capital associated with oil and natural gas property additions	(149)	(27)
Acquisitions of oil and natural gas properties	(34)	(14)
Additions to property, equipment and other assets	(39)	(41)
Proceeds from the disposition of assets	3	311
Direct transaction costs for asset acquisitions and dispositions	(1)	(3)
Net cash used in investing activities	(1,088)	(1,473)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	345	2,060
Payments on credit facility	(345)	(1,905)
Payment of common stock dividends	(79)	(50)
Purchases of treasury stock	(5)	(14)
Purchases of common stock under share repurchase program	(100)	—
Decrease in book overdrafts	—	(16)
Other	(3)	(4)
Net cash provided by (used in) financing activities	(187)	71
Net increase in cash and cash equivalents	250	—
Cash and cash equivalents at beginning of period	70	—
Cash and cash equivalents at end of period	$320	$—

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Concho Resources Inc.
Summary Production and Price Data
Unaudited

The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Production and operating data:
Net production volumes:
Oil (MBbl)	18,175	18,726	37,195	37,662
Natural gas (MMcf)	65,395	67,104	129,047	130,873
Total (MBoe)	29,074	29,910	58,703	59,474

Average daily production volumes:
Oil (MBbl)	200	206	204	208
Natural gas (MMcf)	719	737	709	723
Total (MBoe)	319	329	323	329

Average prices per unit: (a)
Oil, without derivatives (Bbl)	$23.66	$56.02	$35.01	$52.68
Oil, with derivatives (Bbl) (b)	$45.74	$53.15	$50.42	$51.35
Natural gas, without derivatives (Mcf)	$0.68	$1.16	$0.73	$1.88
Natural gas, with derivatives (Mcf) (b)	$0.88	$1.22	$1.06	$1.89
Total, without derivatives (Boe)	$16.31	$37.68	$23.79	$37.51
Total, with derivatives (Boe) (b)	$30.57	$36.02	$34.28	$36.68

Operating costs and expenses per Boe: (a)
Oil and natural gas production	$4.37	$6.31	$4.96	$6.09
Production and ad valorem taxes	$1.74	$2.81	$2.13	$2.86
Gathering, processing and transportation	$1.48	$0.73	$1.58	$0.80
Depreciation, depletion and amortization	$9.32	$15.96	$13.54	$15.86
General and administrative	$2.26	$2.89	$2.31	$2.98

(a)	Per unit and per Boe amounts calculated using dollars and volumes rounded to thousands.

(b)	Includes the effect of net cash receipts from (payments on) derivatives:

		Three Months Ended June 30,		Six Months Ended June 30,
	(in millions)	2020	2019	2020	2019
	Net cash receipts from (payments on) derivatives:
	Oil derivatives	$401	$(54)	$573	$(51)
	Natural gas derivatives	14	4	43	1
	Total	$415	$(50)	$616	$(50)

The presentation of average prices with derivatives is a result of including the net cash receipts from (payments on) commodity derivatives that are presented in the Company's condensed consolidated statements of cash flows. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of the Company's commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

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Concho Resources Inc.
Operational Activity
Unaudited

The tables below provide a summary of operational activity for second-quarter 2020:
Total Activity (Gross):

	Number of Wells Drilled	Number of Wells Completed	Number of Wells Put on Production
Delaware Basin	33	15	44
Midland Basin	30	30	20
Total	63	45	64

Total Activity (Gross Operated):

	Number of Wells Drilled	Number of Wells Completed	Number of Wells Put on Production
Delaware Basin	17	12	34
Midland Basin	30	30	20
Total	47	42	54

Total Activity (Net Operated):

	Number of Wells Drilled	Number of Wells Completed	Number of Wells Put on Production
Delaware Basin	17	9	30
Midland Basin	27	27	13
Total	44	36	43

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Concho Resources Inc.
Derivatives Information
Unaudited

The table below provides data associated with the Company’s derivatives at July 29, 2020, for the periods indicated:

	2020
	Third Quarter	Fourth Quarter	Total	2021	2022
Oil Price Swaps – WTI: (a)
Volume (MBbl)	14,147	12,116	26,263	32,482	6,969
Price per Bbl	$52.22	$53.50	$52.81	$46.89	$41.38
Oil Price Swaps – Brent: (b)
Volume (MBbl)	2,756	2,477	5,233	6,023	1,095
Price per Bbl	$49.75	$49.11	$49.45	$40.82	$45.55
Oil Basis Swaps: (c)
Volume (MBbl)	13,054	11,192	24,246	30,657	6,570
Price per Bbl	$(0.57)	$(0.69)	$(0.62)	$0.50	$0.25
WTI Oil Roll Swaps: (d)
Volume (MBbl)	2,303	4,876	7,179	730	—
Price per Bbl	$(0.20)	$(0.20)	$(0.20)	$(0.18)	$—
Natural Gas Price Swaps: (e)
Volume (BBtu)	35,858	34,938	70,796	97,600	36,500
Price per MMBtu	$2.41	$2.44	$2.42	$2.50	$2.38
Natural Gas Basis Swaps – HH/EPP: (f)
Volume (BBtu)	27,285	26,370	53,655	83,030	36,500
Price per MMBtu	$(0.94)	$(0.95)	$(0.94)	$(0.68)	$(0.72)
Natural Gas Basis Swaps – HH/WAHA: (g)
Volume (BBtu)	8,590	8,280	16,870	25,550	7,300
Price per MMBtu	$(1.00)	$(1.03)	$(1.02)	$(0.80)	$(0.85)
Propane Price Swaps: (h)
Volume (gal)	46,326	50,232	96,558	—	—
Price per gal	$0.52	$0.52	$0.52	$—	$—

(a) These oil derivative contracts are settled based on the New York Mercantile Exchange (“NYMEX”) – West Texas Intermediate (“WTI”) calendar-month average futures price.
(b) These oil derivative contracts are settled based on the Brent calendar-month average futures price.
(c) The basis differential price is between Midland – WTI and Cushing – WTI. These contracts are settled on a calendar-month basis.
(d) These oil derivative contracts are settled based on differentials between the NYMEX – WTI prices for certain futures contracts.
(e) These natural gas derivative contracts are settled based on the NYMEX – Henry Hub last trading day futures price.
(f) The basis differential price is between NYMEX – Henry Hub and El Paso Permian.
(g) The basis differential price is between NYMEX – Henry Hub and WAHA.
(h) These contracts are settled based on the OPIS Mont Belvieu Propane (non-TET) calendar-month average futures price.

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Concho Resources Inc.
Supplemental Non-GAAP Financial Measures
Unaudited
The Company reports its financial results in accordance with the United States generally accepted accounting principles (GAAP). However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and the results of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.
Reconciliation of Net Loss to Adjusted Net Income and Adjusted Earnings per Share
The Company’s presentation of adjusted net income and adjusted earnings per share that exclude the effect of certain items are non-GAAP financial measures. Adjusted net income and adjusted earnings per share represent earnings (loss) and diluted earnings (loss) per share determined under GAAP without regard to certain non-cash and special items. The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted net income and adjusted earnings per share should not be considered in isolation or as a substitute for earnings (loss) or diluted earnings (loss) per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.
The following table provides a reconciliation from the GAAP measure of net loss to adjusted net income, both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2020	2019	2020	2019
Net loss - as reported	$(435)	$(97)	$(9,712)	$(792)
Adjustments for certain non-cash and special items:
(Gain) loss on derivatives, net	514	(217)	(1,255)	842
Net cash received from (paid on) derivatives	415	(50)	616	(50)
Impairments of long-lived assets	—	868	7,772	868
Impairments of goodwill	—	—	1,917	—
Unproved impairments and leasehold abandonments	8	12	2,721	42
Net gain on disposition of assets and other	(105)	(285)	(99)	(286)
(Gain) loss on equity method investments	(2)	(17)	194	(17)
Voluntary separation program costs (b)	27	—	27	—
Tax impact (a)	(193)	(70)	(2,245)	(317)
Changes in deferred taxes and other estimates	(6)	(5)	429	(7)
Adjusted net income	$223	$139	$365	$283
Loss per diluted share - as reported	$(2.23)	$(0.48)	$(49.73)	$(3.98)
Adjustments for certain non-cash and special items per diluted share:
(Gain) loss on derivatives, net	2.63	(1.08)	(6.43)	4.22
Net cash received from (paid on) derivatives	2.12	(0.25)	3.15	(0.25)
Impairments of long-lived assets	—	4.30	39.80	4.36
Impairments of goodwill	—	—	9.81	—
Unproved impairments and leasehold abandonments	0.04	0.06	13.93	0.21
Net gain on disposition of assets and other	(0.54)	(1.41)	(0.51)	(1.43)
(Gain) loss on equity method investments	(0.01)	(0.08)	0.99	(0.09)
Voluntary separation program costs	0.14	—	0.14	—
Tax impact	(0.99)	(0.35)	(11.49)	(1.59)
Changes in deferred taxes and other estimates	(0.03)	(0.02)	2.20	(0.04)
Adjusted earnings per diluted share	$1.13	$0.69	$1.86	$1.41
Adjusted earnings per share:
Basic earnings	$1.13	$0.69	$1.86	$1.41
Diluted earnings	$1.13	$0.69	$1.86	$1.41

(a) Estimated using statutory tax rate in effect for the period.
(b) In May 2020, the Company offered employees who met certain eligibility criteria the option to participate in a voluntary separation program.

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Reconciliation of Net Loss to Adjusted EBITDAX
Adjusted EBITDAX (as defined below) is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.
The Company defines adjusted EBITDAX as net loss, plus (1) exploration and abandonments, (2) depreciation, depletion and amortization, (3) accretion of discount on asset retirement obligations, (4) impairments of long-lived assets, (5) impairments of goodwill, (6) non-cash stock-based compensation, (7) (gain) loss on derivatives, (8) net cash received from (paid on) derivatives, (9) net gain on disposition of assets and other, (10) interest expense, (11) (gain) loss on equity method investments, (12) voluntary separation program costs and (13) income tax benefit. Adjusted EBITDAX is not a measure of net income (loss) or cash flows as determined by GAAP.
The Company’s adjusted EBITDAX measure provides additional information that may be used to better understand the Company’s operations. Adjusted EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s condensed consolidated financial statements. For example, adjusted EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.
The following table provides a reconciliation of the GAAP measure of net loss to adjusted EBITDAX for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
Net loss	$(435)	$(97)	$(9,712)	$(792)
Exploration and abandonments	16	17	2,735	64
Depreciation, depletion and amortization	271	478	795	943
Accretion of discount on asset retirement obligations	2	2	4	5
Impairments of long-lived assets	—	868	7,772	868
Impairments of goodwill	—	—	1,917	—
Non-cash stock-based compensation	17	23	35	47
(Gain) loss on derivatives, net	514	(217)	(1,255)	842
Net cash received from (paid on) derivatives	415	(50)	616	(50)
Net gain on disposition of assets and other	(105)	(285)	(99)	(286)
Interest expense	41	48	83	95
(Gain) loss on equity method investments	(2)	(17)	194	(17)
Voluntary separation program costs (a)	30	—	30	—
Income tax benefit	(132)	(53)	(1,699)	(247)
Adjusted EBITDAX	$632	$717	$1,416	$1,472

(a) In May 2020, the Company offered employees who met certain eligibility criteria the option to participate in a voluntary separation program.

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Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow ("OCF") Before Working Capital Changes and to Free Cash Flow
The Company provides OCF before working capital changes, which is a non-GAAP financial measure. OCF before working capital changes represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities, net of acquisitions and dispositions as determined in accordance with GAAP. The Company believes OCF before working capital changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund development and acquisition activities and service debt or pay dividends. Additionally, the Company provides free cash flow, which is a non-GAAP financial measure. Free cash flow is cash flow from operating activities before changes in working capital in excess of additions to oil and natural gas properties. The Company believes that free cash flow is useful to investors as it provides a measure to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis.
The Company previously defined free cash flow for periods prior to 2020 as cash flow from operating activities before changes in working capital in excess of exploration and development costs incurred. Exploration and development costs incurred include those costs that are capitalized or charged to expense such as geological and geophysical costs and capitalized asset retirement costs. The Company’s new calculation better aligns with the way its industry peers compute free cash flow and can be derived directly from line items appearing on the Company’s statement of cash flows.
These non-GAAP measures should not be considered as alternatives to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance.
The following tables provide a reconciliation from the GAAP measure of net cash provided by operating activities to OCF before working capital changes and to free cash flow; for a reconciliation of free cash flow for the periods pertaining to the prior four quarters, please refer to the reconciliations contained in the Company’s 2Q20 Earnings Presentation posted on the Company’s website under the Investors tab:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
Net cash provided by operating activities	$689	$779	$1,525	$1,402
Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	(223)	(144)	(345)	(33)
Prepaid costs and other	(14)	5	(16)	(4)
Inventory	3	(1)	(2)	(1)
Accounts payable	28	6	1	(5)
Revenue payable	88	3	96	(5)
Other current liabilities	(21)	20	35	15
Total working capital changes	(139)	(111)	(231)	(33)
Operating cash flow before working capital changes	$550	$668	$1,294	$1,369

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
Operating cash flow before working capital changes	$550	$668	$1,294	$1,369
Additions to oil and natural gas properties	(312)	(781)	(868)	(1,699)
Free cash flow	$238	$(113)	$426	$(330)

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Reconciliation of Long-term Debt to Net Debt
The Company defines net debt as debt less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

(in millions)	June 30, 2020	December 31, 2019	June 30, 2019
Long-term debt	$3,957	$3,955	$4,350
Cash and cash equivalents	(320)	(70)	—
Net debt	$3,637	$3,885	$4,350

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